Exhibit 99.2

GSR II Meteora Acquisition Corp. Announces the Closing of its $316M

Initial Public Offering, Including Fully-Exercised Over-Allotment Option

New York, NY (March 1, 2022) – GSR II Meteora Acquisition Corp. (“GSRM” or the “Company”) announced today that it closed its initial public offering of 31,625,000 units at a price of $10.00 per unit for aggregate gross proceeds of $316,250,000. The offering size reflects the full exercise of the underwriter’s over-allotment option. Each unit sold consists of one share of Class A common stock, one warrant to purchase a share of Class A common stock at a per share exercise price of $11.50 and one-sixteenth of a right to receive a share of Class A common stock.

GSRM is a newly incorporated, blank check company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. While the Company may pursue an initial business combination target in any business or industry, it intends to focus on high-growth businesses in the software, technology-enabled manufacturing and services, mobility and transportation sectors, as well as companies that help to address evolving environmental, social and governance related issues. This includes, but is not limited to, companies that are focused on: automation components and systems, robotics, mobility and autonomous motion, additive manufacturing, next-generation transportation and technologies for clean food, water and air. GSRM is led by co-CEOs Gus Garcia and Lewis Silberman, President Anantha Ramamurti and CFO Joseph Tonnos. The Company was formed in partnership with Meteora Capital, an investment adviser specializing in SPAC-related investments.

The units are listed on the Nasdaq Global Market (“Nasdaq”) and began trading under the ticker symbol “GSRMU” on February 25, 2022. Once the securities comprising the units begin separate trading, the Class A common stock, warrants and rights are expected to be listed on the Nasdaq under the symbols “GSRM,” “GSRMW” and “GSRMR,” respectively.

Oppenheimer & Co. Inc. acted as the sole underwriter for the initial public offering. The underwriter has also exercised in full its option to purchase up to an additional 4,125,000 units, at the initial public offering price to cover over-allotments.

The offering was made only by means of a prospectus. Copies of the prospectus may be obtained by contacting Oppenheimer & Co. Inc., 85 Broad Street, 26th Floor, New York, NY 10004, Attn: Syndicate Prospectus Department, telephone (212) 667-8055 or email: EquityProspectus@opco.com.

A registration statement related to these securities has been filed with the Securities and Exchange Commission (SEC) and became effective on February 24, 2022. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Forward-Looking Statements

This press release includes forward-looking statements. Forward-looking statements are statements that are not historical facts. Such forward-looking statements, including the successful consummation of the Company’s initial public offering, are subject to risks and uncertainties, many of which are beyond the control of the Company, including those set forth in the “Risk Factors” section of the Company’s registration statement and preliminary prospectus for the offering filed with the SEC, any of which could cause actual results to differ from such forward-looking statements. The Company expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based, except as required by law.

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Contact: Gus Garcia gus@gsrmet.com	Lewis Silberman lew@gsrmet.com